Exhibit 24(b)

POWER OF ATTORNEY

WHEREAS: Xerox Corporation, a New York corporation (the “Company”), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement or registration statements (on Form S-8 or any other appropriate form) with respect to the issuance of common shares, par value $1.00 per share, of the Company (including the associated Rights to purchase Series A Cumulative Preferred Stock), which may be issued by the Company pursuant to the Xerox Corporation 2004 Performance Incentive Plan and/or the Xerox Corporation 2004 Equity Compensation Plan for Non-Employee Directors;

NOW THEREFORE: the undersigned hereby constitutes and appoints L. A. Zimmerman, J. Michael Farren, S. K. Lee and D. H. Marshall and each of them, as attorneys for and in the name, place and stead of the undersigned, in each capacity indicated below, to execute and file any such registration statement or statements with respect to the above-described common shares and thereafter to execute and file any and all amendments or supplements thereto and/or other documents in connection therewith (including any post-effective amendments or supplements), which registration statement or statements, amendments and/or supplements and other documents shall contain such information and exhibits as any such attorney shall deem advisable, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this February 17, 2005.

XEROX CORPORATION

By:	/s/ ANNE M. MULCAHY
Anne M. Mulcahy
Chairman of the Board and Chief Executive Officer

/s/ ANNE M. MULCAHY Anne M. Mulcahy	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ LAWRENCE A. ZIMMERMAN Lawrence A. Zimmerman	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ GARY R. KABURECK Gary R. Kabureck	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ GLENN A. BRITT Glenn A. Britt	Director

/s/ RICHARD J. HARRINGTON Richard J. Harrington	Director

/s/ WILLIAM CURT HUNTER William Curt Hunter	Director

/s/ VERNON E. JORDAN, JR. Vernon E. Jordan, Jr.	Director

/s/ HILMAR KOPPER Hilmar Kopper	Director

/s/ RALPH S. LARSEN Ralph S. Larsen	Director

/s/ N. J. NICHOLAS, JR. N. J. Nicholas, Jr.	Director

/s/ JOHN E. PEPPER John E. Pepper	Director

/s/ ANN N. REESE Ann N. Reese	Director

/s/ STEPHEN ROBERT Stephen Robert	Director